CERTIFICATE          PREFERRED STOCK CERTIFICATE
     NUMBER                                                               SHARES
      0001                                                             5,000,000

CONVERTIBLE                   ENOTE.COM, INC.                        CONVERTIBLE
PREFERRED STOCK          (Incorporated Under the Laws            PREFERRED STOCK
                           of the State of Delaware)

   This certifies that friedlander international limited is the registered owner of five million (5,000,000) fully paid and nonassessable shares of the $1.00 stated value convertible preferred stock of ENOTE.COM, INC. (the "Corporation").

   The total authorized Convertible Preferred Stock of the Corporation is represented by a single class consisting of five million shares. Each share of Convertible Preferred Stock has a liquidation preference of $1.00 per share. The holders of Convertible Preferred Stock shall not be entitled to any dividend preference but shall instead share ratably with the holders of the Corporation's Common Stock in all dividends that are or may be declared by the Board of Directors. The Convertible Preferred Stock is convertible into Common Stock at any time on a share for share basis, subject to adjustment for certain events including certain future sale of securities. Except in cases where class voting is required under Delaware law, the holders of Convertible Preferred Stock have voting rights and powers equal to the voting rights and powers of the Corporation's Common Stock.

   The shares of Convertible Preferred Stock represented by hereby have certain other rights, privileges and preferences which are set forth in their entirety in the Certificate of Powers, Designations, Preferences and Rights relating thereto which has been filed with the Secretary of State of the State of Delaware. A complete copy of the Certificate of Designation will be provided without charge to any person who requests such a copy from the Secretary of the Company at its principal office One Lawson Lane, Burlington, Vermont 05402.

   This certificate is not valid until countersigned by the Transfer Agent and Registrar.

   WITNESS the signatures of its duly authorized officers.

Dated: April 5, 1999



              Secretary                                 President
Countersigned:
American Stock Transfer & Trust Co.
New York, New York

By ___________________________?
   Authorized Officer

                  ASSIGNMENT OF CONVERTIBLE PREFERRED STOCK

   FOR VALUE RECEIVED, the undersigned registered owner sells, assigns and transfers unto _____________________________ a total of ________________ shares of Convertible Preferred Stock represented by the within certificate and does hereby irrevocably make constitute and appoint ________________________________ Attorney to transfer said stock on the books of the Corporation with full power of substitution in the premesis.

Dated:____________________

Signature of Stockholder



Signature Guaranteed:


Note: The above signature must correspond with the name written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever unless this Preferred Stock Certificate has been assigned.

                       ELECTION TO CONVERT PREFERRED STOCK

   The undersigned registered owner hereby irrevocably elects to exercise his right to convert _________________ shares of Convertible Preferred Stock represented by the within certificate into Common Stock of the Company, and requests that certificates for such shares be issued in the name of:

------------------------------------------
(Name and Taxpayer Identification Number)

------------------------------------------
(Street Address)

------------------------------------------
(City, State, Zip Code)

and if said number of shares shall not be all the shares represented by the within certificate, that a new certificate for the balance remaining of the Preferred Stock be registered in the name of the undersigned.

Dated:____________________


Signature of Stockholder



Signature Guaranteed:


Note: The above signature must correspond with the name written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever unless this Preferred Stock Certificate has been assigned.